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                                                                     Exhibit 3.2
                             [STATE OF NEVADA SEAL]

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that FIRST EQUITY PROPERTIES, INC. did on DECEMBER 19, 1996, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on DECEMBER 20, 1996.


                                /s/ DEAN HELLER
[STATE OF
NEVADA SEAL]                    Secretary of State

                 By             /s/ DEBORAH JENNINGS

                                Certification Clerk
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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 19 1996

NO. C26187-96
/S/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE


                           ARTICLES OF INCORPORATION
                                       OF
                         FIRST EQUITY PROPERTIES, INC.

         I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes (the "NRS"), do hereby certify as follows:

         FIRST: The name of the corporation is First Equity Properties, Inc. hereinafter the "Corporation").

         SECOND: The address of the Resident Agent and the Registered Office of the Corporation in the State of Nevada is c/o The Corporation Trust Company of Nevada, One East First Street, County of Washoe, Reno, Nevada 89501. The name of the registered agent of the Corporation at such address is The Corporation Trust Company of Nevada.

         THIRD: The Corporation may engage in any lawful activity.

         FOURTH: A. The total number of shares of all classes which the Corporation shall have authority to issue is 45,000,000 shares, of which 40,000,000 shares, par value $0.01 per share, shall be of a class designated "Common Stock" and 5,000,000 shares, par value $0.01 per share. Shall be of a class designated "Preferred Stock".

         B.1. The Board of Directors of the Corporation (the "Board of Directors") is authorized, subject to applicable law and the provisions of this Article FOURTH, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the NRS, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                 (a) the distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

                 (b) the dividend rate or rates on the shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, the terms and conditions upon which and the periods in respect of which dividends shall be

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         payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

                 (c) the voting powers, full or limited, if any, of shares of such series, and under what conditions, if any, the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a class for the election of one or more directors of the Corporation in case of dividend arrearages or other specified events or upon other matters;

                 (d) whether the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions, the time or times when, the price or prices at which and the manner in which such shares shall be redeemable including, but not limited to, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed;

                 (e) the rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates;

                 (f) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series, including, but not limited to, the price or prices at which the shares may be purchased or redeemed, or to other corporate purposes and the terms and provisions relative to the operation thereof;

                 (g) whether the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;


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                 (h)  whether the issuance of additional shares of Preferred
         Stock shall be subject to restrictions as to issuance, or as to the powers, preferences or other rights of any other series;

                 (i) the right of the shares of such series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding stock of the Corporation: and

                 (j) any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with applicable law or the provisions of these Articles of Incorporation, as amended from time to time.

                 2. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as a part of another series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock.

                 3. Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

                 4. Except as otherwise provided by the resolution or resolutions providing for the issuance of any series

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         of Preferred Stock in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amounts to which they shall he entitled pursuant to such resolution or resolutions, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

                 5. The holders of Preferred Stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

         C. Except as otherwise specifically required by law or as specifically provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, the exclusive voting power of the Corporation shall be vested in the Common Stock of the Corporation. Except as otherwise provided in these Articles of Incorporation, each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the Corporation.

         D. The capital stock of the Corporation, after the amount of the subscription price has been paid in money, property or services as the Board of Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not be amended in this particular.


         FIFTH: The name and address of the incorporator is as follows:

                       Name                       Address

                 F. Terry Shumate          10670 North Central Expressway
                                           Suite 501
                                           Dallas, Texas 75231

         SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not fewer than one (1), nor more than fifteen (15), directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire

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Board of Directors. Initially, the number of directors of the Corporation shall be three (3), and their names shall be as follows:

         F. Terry Shumate
         Karl L. Blaha
         Georgie Liebelt

Each of the above directors can be reached c/o the Corporation at 10670 North Central Expressway, Suite 501, Dallas, Texas 75231. Such directors are hereby elected for a term to expire at the first annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning with the first, successors to directors shall be elected. A director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected, subject, however, to prior death, resignation, retirement or removal from office. Except as provided by applicable law, any vacancy in the Board of Directors shall be filled by a majority of the directors then in office or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.

         Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation. The stockholders of the Corporation may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmative vote of not less than fifty-one percent (51%) of the outstanding stock of the Corporation entitled to vote thereon; provided, however, that the power of the stockholders to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation is further subject to the provisions of Article TENTH of these Articles of Incorporation. In addition to the powers and authority expressly conferred upon them herein or by statute, the directors of the Corporation are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to applicable provisions

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of the statutes of Nevada, these Articles of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders or otherwise shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

         EIGHTH: Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation to the contrary, any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without such a meeting, without prior notice and without a vote if consents in writing shall have been signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or to take action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the action without a meeting shall be given to those stockholders of the Corporation who have not consented in writing. Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board or the President of the Corporation and not by any other person or persons.

         NINTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except that this part A of Article NINTH shall not eliminate or limit a director's liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300. If the NRS is amended after the date these Articles of Incorporation became effective under the NRS to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

         Any repeal or modification of this part A of Article NINTH shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         The provisions of this part A of Article NINTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has

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not been eliminated by the provisions of this part A of Article NINTH.

         B. The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) and shall advance expenses, to the fullest extent authorized or permitted by law (as now or hereafter in effect), to any person made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or by reason of the fact that such person, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment to or repeal of this part B of Article NINTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

         C. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS. The Board of Directors, without the approval of the stockholders of the Corporation, may also create a trust fund, grant a security interest or use other means (including, but not limited to, letters of credit, surety bonds or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

         TENTH: A. The Corporation expressly elects not to be governed by the Nevada "Combinations with Interested Stockholders" statutes contained in NRS
78.411 to 78.444 and the Nevada "Acquisition of Controlling Interest" statutes contained in NRS 78.378 to 78.3793.

         B. In addition to any affirmative vote required by law, these Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in part C of this Article TENTH, a "Business Combination" (as hereinafter defined) with, or proposed by or on behalf of, any "Interested Stockholder" (as hereinafter defined) or any

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"Affiliate" or "Associate" (as such terms are hereinafter defined) of any
Interested Stockholder or any "Person" (as hereinafter defined) who thereafter would be an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of not less than fifty-one percent (51%) of the votes entitled to be cast by the holders of all the shares of "Voting Stock" (as hereinafter defined) then outstanding, voting together as a single class, excluding Voting Stock "Beneficially Owned" (as hereinafter defined) by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by applicable law or in any agreement with any national securities exchange or otherwise.

         C. The provisions of part 3 of this Article TENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by applicable law or by any other provision of these Articles of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if such Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority of the Board of Directors or, in the case of such a Business Combination involving any Person that is an Affiliate of the Corporation, by a majority of the Board of Directors including a majority of the members of the Board of Directors who at the time are neither officers or employees of the Corporation nor directors, officers or employees of any Advisor (as defined in Article THIRTEENTH), prior to the "Acquisition Date" (as hereinafter defined) with respect to any Person involved in such Business Combination.

         D. The following definitions shall apply with respect to this Article TENTH and, when noted therein, to Articles TWELFTH, FOURTEENTH and
SEVENTEENTH:

                 1. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date these Articles of Incorporation became effective under the NRS (the term "registrant" in such Rule meaning in this case the Corporation).

                 2. The term "Acquisition Date," with respect to any Person, shall mean the date on which such Person becomes the Beneficial Owner of Voting Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all the shares of Voting Stock

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                 3.       A Person shall be deemed the "Beneficial Owner" of,
         and shall be deemed to "Beneficially Own," shares of Capital Stock:

                          (a) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the sole or shared right to vote or dispose or of which has beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act or pursuant to any successor provision) including, but not limited to, pursuant to any agreement, arrangement or understanding, whether or not in writing; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security under this clause [a] as a result of an agreement, arrangement or understanding to vote such security that both (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the rules and regulations under the Exchange Act and (ii) is not reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report or schedule) without giving effect to any applicable waiting period; or

                          (b) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause [a] above) or disposing of any shares of Capital Stock; provided, however, that (i) no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed the Beneficial Owner of or to Beneficially Own any shares of Capital Stock that are Beneficially Owned by any other such director or officer; and (ii) no Person shall be deemed the Beneficial owner of or to Beneficially Own any shares of Voting Stock held in any voting trust, any employee stock ownership plan or any similar plan or trust if such Person does not possess the right to vote, to direct the voting of or to be consulted with respect to the voting of such shares.

                 4.       The term "Business Combination" shall mean:

                          (a)     any merger or consolidation of the
                 Corporation or any Subsidiary (as hereinafter defined) with
                 (i) any

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                 Interested Stockholder or (ii) any other company (whether or not itself an interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an interested Stockholder;

                          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any interested Stockholder involving the Corporation or any Subsidiary and any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder that (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate fair market value or involves aggregate commitments of $5,000,000 or more or constitutes more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than shares of Capital Stock) or five percent (5%) of the stockholders' equity (in the case of transactions in shares of Capital Stock) of the entity in question (a "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities or commitments constituting any Substantial Part;

                          (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

                          (d) any reclassification of securities of the Corporation (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into

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         Capital Stock or into equity securities of any Subsidiary, that is
         Beneficially Owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                 (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) through (d).

         5. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of these Articles of Incorporation, and, with respect to any particular Business Combination, the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally or which by its terms may be voted on such Business Combination.

         6. The term "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than Vinland Property Trust, a California business trust, or any successor thereof, which remains the record owner of all the outstanding shares of Common Stock) who (a) is or has announced or publicly disclosed a plan or intention to become the Beneficial Owner of Common Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Common Stock or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of Common Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all shares of Common Stock then outstanding.

         7. The term "Person" shall mean any individual, firm, corporation, partnership or other entity and shall include any group comprised of any Person and any other Person with whom such Person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of shares of Capital Stock.

         8. The term "Subsidiary" means any entity of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subpart 6 of this part D, the term Subsidiary shall mean only a company of which a majority of each class of equity securities is Beneficially Owned by the Corporation.

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         E. 1.   A majority of the Board of Directors shall have the power to determine all questions arising under this Article TENTH, including, without limitation, (a) whether a Person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities Beneficially Owned by any Person, (c) whether a Person is an Affiliate or Associate of another, (d) whether a Business Combination is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate fair market value of $5,000,000 or more or constitutes more than five percent (5%) of the book value of the total assets or five percent (5%) of the stockholders' equity of the entity in question, (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part, (g) the date on which an Interested Stockholder became an Interested Stockholder, (h) the occurrence and time of any Acquisition Date and (i) any other matter relating to the applicability or effect of this Article TENTH. Any such determination shall be binding and conclusive on all parties.

         2. The Board of Directors shall have the right to demand that any Person who it believes is or may be an Interested Stockholder (or who holds of record shares of Capital Stock that are Beneficially Owned by any Person that the Board of Directors believes is or may be an Interested Stockholder) supply the Corporation with complete information as to (a) the record holders of all shares of Capital Stock that are Beneficially Owned by such Person, (b) the number of shares of each class or series of Capital Stock that are Beneficially Owned by such Person and held of record by each such record holder and the numbers of the stock certificates evidencing such shares and (c) any other matter relating to the applicability or effect of this Article TENTH as the Board of Directors may reasonably request. Each such Person shall furnish such information within ten (10) days after the receipt of such demand.

         F. Nothing contained in this Article TENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law or to be in derogation of any action, past or future, which has been or may be taken by the Board of Directors or the stockholders with respect to the subject matter contained herein.

         G. For the purposes of this Article TENTH, a Business Combination is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a Person who thereafter would

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become such if such Interested Stockholder, Affiliate, Associate or Person votes or consents to the adoption of any such Business Combination, unless as to such Interested Stockholder, Affiliate, Associate or Person a majority of the Board of Directors makes a determination that such Business Combination is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or Person.

         ELEVENTH: Any director of the Corporation may be removed from office at any time by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

         TWELFTH: The Board of Directors, when evaluating any (a) tender offer or invitation for tenders, or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security or the Corporation or (b) proposal or offer by another party to (i) merge or consolidate the Corporation or any Subsidiary (as defined in part C of Article TENTH) with another corporation, (ii) purchase or otherwise acquire all or substantial portion of the properties or assets of the Corporation or any Subsidiary, or sell or otherwise dispose of to the Corporation or any Subsidiary all or a substantial portion of the properties or assets of such other party or
(iii) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, shall take into account all factors which the Board of Directors deems relevant including, without limitation, to the extent so deemed revelant, the continuing status of the Corporation as a "real estate investment trust," as defined in Section 856 of the Internal Revenue Code of 1986, as amended, the potential impact on creditors, partners, joint venturers and other constituents of the Corporation and the communities in which the Corporation's offices, other establishments or investments are located.

        THIRTEENTH: Subject to Article FOURTEENTH and applicable law, the Board of Directors may authorize the Corporation to enter into and perform one or more agreements with any person whereby, subject to the supervision and control of the Board of Directors, any such person shall render or make available to the Corporation managerial, investment, advisory or related services, office space and other services and facilities, including, if deemed advisable by the Board of Directors, the management or supervision of the investments or the day-to-day operations of the Corporation (any such person being referred to herein as an "Advisor"), upon such terms and conditions as may be provided in such agreement or agreements including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation.

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        FOURTEENTH: The (Corporation shall not, directly or) indirectly, contract or engage in any transaction with (a) any director, officer or employee of the Corporation, (b) any director, officer or employee of any Advisor, (c) any Advisor or (d) any Affiliate or Associate (as such terms are defined in part D of Article TENTH) of the Corporation or of any person identified in the foregoing clauses (a) through (c) unless the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed or are known to the Board of Directors or committee thereof, as the case may be, and the Board of Directors or committee thereof, as the case may be, determines that such contract or transaction is fair as to the Corporation and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors (as hereinafter defined) entitled to vote thereon. For purposes of this Article FOURTEENTH, a director of the Corporation shall be deemed "independent" if such director is neither an officer nor employee of the Corporation nor a director, officer or employee of any Advisor.

         FIFTEENTH: Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         SIXTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of NRS 78.635 or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of NRS 78.600 order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been

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made, he binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may he, and also on this Corporation.

         SEVENTEENTH: A. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation, any agreement with any national securities exchange or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock (as defined in part D of Article TENTH) required by any other provision of these Articles of Incorporation, any agreement with any national securities exchange or any provision of law, the affirmative vote of the holders of record of shares of Voting Stock representing at least sixty-six and two-thirds percent (66-2/3%) of the votes cast by such holders voting thereon shall be required to alter, amend or repeal Article SIXTH, Article SEVENTH, Article EIGHTH, Article TENTH,
Article ELEVENTH, Article TWELFTH or this Article SEVENTEENTH or to adopt any provision inconsistent therewith; provided, however, that this part A shall not apply to, and such sixty-six and two-thirds percent (66-2/3%) vote shall not be required for, any alteration, amendment, repeal or adoption recommended by more than fifty percent (50%) of the entire Board of Directors.

         B. Except as provided in part D of Article FOURTH the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or any amendment hereof, in the manner now or hereafter prescribed by the laws of the State of Nevada and these Articles of Incorporation, and all rights and powers conferred herein on stockholders, directors and officers are subject to such reservation.

         If any provision of these Articles of Incorporation is determined to be invalid, void, illegal or unenforceable, the remaining provisions of these Articles of Incorporation shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, I have executed these Articles of Incorporation this 12th day of December, 1996.

                                        /s/ F. TERRY SHUMATE
                                        -----------------------------------
                                        F. Terry Shumate, Incorporator

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